Exhibit T3A-54

I, Mac Warner, Secretary of State of the State of West Virginia, hereby certify that COLUMBIA CARE WV LLC Control number: 9ATUC has filed its “Articles of Organization” in my office according to the provisions ofWest Virginia Code §§3 1B-2-203 and 206. 1 hereby declare the organization to be registered as a limited liability company from its effective date of January 15, 2020 until the expiration of the term or termination of the company. Therefore, I hereby issue this CERTIFICATE OF A LIMITED LIABILITY COMPANY Given under my hand and the Great Seal of the State of West Virginia on this day of January 15, 2020 Secretary of State 487404

WEST VIRGINIA ARTICLES OF ORGANIZATION OF LIMITED LIABILITY COMPANY Form LLD-1 Rev. 6/5/2019 FILE ONE ORIGINAL (Two if you want a filed stamped copy returned to you.) FILING FEE: $100 *Fee Waived for Veteran-owned organization West Virginia Secretary of State Business & Licensing Division Tel: (304)558-8000 Fax: {304)558-8381 Website: www.wvsos.~*****We acting as organizers according to West Virginia Code §31B-2-202, adopt the following***** Articles of Organization for a West Virginia Limited Liability Company. l. The name of the West Virginia limited liability company LLC shall be: [The name must contain one of the required terms such as “limited Columbia Care WV liability company” or abbreviations such as “LLC” or “PLLC”- see instructions for a list of acceptable terms.] CHECK BOX to included one Qf the REQUIRED CORPORATE-NAME ENDlNGS (See instructions for name endinges)2. The company ~LLC 0 Professional LLC* for the profession of: ——— ————-——-will be a: ) (See Section 2. ofthe attached instructions for list ofaccepted professions.) 0 Professional business oreanizations: CHECK BOX indicating you have attached the state licensing board Verification of Eligibility (Form VOE) to these Articles if your profession meets the requirements as defined by Chapter 30 ofWV Code. Ymrr..tlpolication will be rejected jfthe VOE signed b\ the board is not attached. 3. The address of the principal office Street: 321 Billerica Road, Suite 204 of the company will be: City: Chelmsford State: MA Zip Code: 01824 County: Out of State Located in the County of (required): The mailing address of the above Street: location, if different, will be: City: State: Zip Code: 4. The address of the initial designated (physical) office of the company in Street: West Virginia, if any, will be: City: State: Zip Code: County: Located in the County of: The mailing address of the above Street: location, if different, will be: City: State: Zip Code: 5. The name and address of the person Name: Corporation Service Company or company (agent) to whom notice of process may be sent, if any, will be: Street: 209 West Washington Street City: Charleston State: WV Zip Code: 25302

WEST VIRGINIA ARTICLES OF ORGANIZATION OF LIMITED LIABILITY COMPANY 6. E-mail address where business correspondence may be received: _ g_o_b _r_ ie_n _@ _c _o _l_ -c _a_r_ e._ c_ o_ m _____________ 7. Website address of the business, if any (ex: yourdomainname.com): https://col-care.com/ ———————————--8. Do you own or operate more than one Yes* Answera. and b. below. D Decline to answer business in West Vir inia? lf“Yes” ... a. How many businesses? b. Located in how many West Virginia counties? — —-9. The name(s) and address(es) of the organizer(s) is (You must list at least ONE oroanizer.): Name No. Street Address City State Zi Code Nicholas Vita c/o Col Care LLC, 321 Billerica Rd., Ste 204 Chelmsford MA 01824 10. The company will be- AT-WILL company, conducting business for an indefinite period. CHECK ONE (required): OaTERM company, conducting business for the term of years. 11. The company will be- 0MEMBER-MANAGED [List the names and addresses of all MEMBERS below.] CHECK ONE (required): ~MANAGER-MANAGED [List the names and addresses of .all MANAGERS below.] List the name(s) and address(es) of the MEMBER(S) lifmember -managedl or the MANAGER(S) lifmanager -managedl ofthe company (required; Nots;: The app l ication will be rejected if the information is not provided below. Attach additional pages ifNo. & Street Address Nicholas Vita c/o Col Care LLC, 321 Billerica Rd., Ste 204 Chelmsford MA 01824 David Hart c/o Col Care LLC, 321 Billerica Rd., Ste 204 Chelmsford MA 01824 12. All or specified members of a limited liability 00No—All debts, obligations and liabilities are those of the company. company are liable in their capacity as DYes- Those persons who are liable in their capacity as members for all debts, members for all or specified debts, obliga-obligations or liability of the company have consented in writing to the tions or liabilities of the company (required): adoption ofthe provision or to be bound by the provision. 13. a. The purpose(s) for which this limited liability company is formed is as follows (required): [Describe the type(s) of business activity which will be conducted, for example, “real estate,” “construction of residential and commercial buildings,” “commercial painting,” “professional practice of law” (see Section 2. for acceptable “professional” business activities). Purpose may conclude with words “ ... including the transaction of any or all lawful business for which corporations may be incorporated in West Virginia.”] medical marijuana dispensary b. Will the above purpose include any business activity conducted as a consumer litigation fmancier pursuant to WV Code §46A -6N? Yes [By checking “Yes,” the applicant affirms the above purpose includes the required statement that the organization shaD be designated as a litigation financier pursuant to WV Code §46A-6N. You are also affirming that you have included with this application an original completed copy of the required Application for Re.gistration auLiti.gNio.o. ~ No Financier (Form LF-1) with the associated requisite filing fee.] [Proceed to 14.]

WEST VIRGINIA ARTICLES OF ORGANIZATION OF LIMITED LIABILITY COMPANY Page 3 14. Is the business a Scrap Metal Dealer? Yes [If “Yes,” you must complete the Scrap Metal Dealer Registration Form (Form SMD-1) and proceed to Section 15.] No Proceed to Section 15.] 15. Other provisions which may be set forth in the operating agreement or matters not inconsistent with law: [See instructions for further information; use extra pages if necessary.] 16. The number of pages attached and included in these Articles is: 0 17. The requested effective date is the date and time of tiling in the Secretary of State’s Office. [Requested date may not he earlier than filing nor later than 90 days after filing in our office. the following date and time 18. Is the organization a “veteran-owned” organization? Effective JULY 1, 2015, to meet the requirements for a “veteran-owned” organization, the entity filing the registration must meet the following criteria per West Virginia Code $59-1-2 1. A “veteran” must be honorably discharged or under honorable conditions, and 2. A “veteran-owned business” means a business that meets one of the following criteria: o Is at least fifty-one percent (51%) unconditionally owned by one or more veterans; or o In the case of a publicly owned business, at least fifty-one percent (51%) of the stock is unconditionally owned by one or more veterans. Yes (If “Yes,” attach Form DD214) No CHECK BOX indicating you have attached Veteran Affairs Form DD214 You may obtain a copy of your Veterans Affairs Form DD214 by contacting: National Personnel Records Center Military Personnel Records 1 Archives Drive St. Louis, MO 63138 Toll free: 1-86-NARA-NARA or 1-866-272-6272 Phone: 314-801-0800 www.archives.gov/veterans/military-service-records Per WV Code 59-1-2(j) effective July 1, 2015, the registration fee is waived for entities that meet the requirements as a “veteran-owned” organization. See attached instructions to determine if the organization qualifies for this waiver. In addition, a “veteran-owned” entity will have four (4) consecutive years of Annual Report fees walved AFTER the organization’s initial formation [see WV Code 59-1-2a(m)]. 19. Contact and Signature Information” (Sce below Important Legal Notice Regarding Signature): a. Contact person to reach in case there is a problem with filing: Joanne Wolforth Phone: 6173652413 b. Print or type name of signer. Nicholas Vita Title/Capacity of signer: Manager c. Signature: uz vie Date: 1/15/2020 Important Legal Notice Regarding Signature: Per West Virginia Code $31B-2-209, Liability for false statement in filed record. If a record authorized or required to be filed under this chapter contains a false statement, one who suffers loss by reliance on the statement may recover damages for the loss from a person who signed the record or caused another to sign it on the person’s behalf and knew the statement to be false at the time the record was signed. Important Note: This form is a public document. Please do NOT provide any personal identifiable information on this form such as social security number, bank account numbers, credit card numbers, tax identification or driver’s license numbers. Reset Form Print Form